           _______________________________________________________________









                             AMENDED AND RESTATED

                               RIGHTS AGREEMENT

                                  dated as of

                                 June 24, 1986

                           and amended and restated

                            as of January 24, 1989

                      and as further amended and restated

                           as of September 27, 1994

                                    between

                              USLIFE CORPORATION

                                      and

                                 CHEMICAL BANK

                           as successor by merger to

                     MANUFACTURERS HANOVER TRUST COMPANY,

                                as Rights Agent









            ______________________________________________________________

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                               Table of Contents

                                                                          Page
                                   Article I
                              CERTAIN DEFINITIONS

Section 1.1         Certain Definitions ..................................  5

                                  Article II
                                  THE RIGHTS

Section 2.1         Summary of Rights ...................................  11
Section 2.2         Legend on Common Stock
                          Certificates ..................................  12
Section 2.3         Detachment and Exercise .............................  12
Section 2.4         Exercise Price; Number of Rights ....................  15
Section 2.5         Date on Which Exercise is
                          Effective .....................................  18
Section 2.6         Execution, Authentication, Delivery
                          and Dating of Rights
                          Certificates ..................................  18
Section 2.7         Registration, Registration of
                          Transfer and Exchange .........................  19
Section 2.8         Mutilated, Destroyed, Lost and
                          Stolen Rights Certificates ....................  21
Section 2.9         Persons Deemed Owners ...............................  21
Section 2.10        Delivery and Cancellation of
                          Certificates ..................................  22
Section 2.11        Agreement of Rights Holders .........................  22


                                  Article III
                             CERTAIN TRANSACTIONS

Section 3.1         Flip-over Transaction or Event ......................  23
Section 3.2         Flip-in .............................................  24


                                      (i)

                                  Article IV
                               THE RIGHTS AGENT

Section 4.1         General .............................................  25
Section 4.2         Merger or Consolidation or Change of
                          Name of Rights Agent ..........................  26
Section 4.3         Duties of Rights Agent ..............................  27
Section 4.4         Change of Rights Agent ..............................  29


                                   Article V
                                 MISCELLANEOUS

Section 5.1         Redemption ..........................................  30
Section 5.2         Fractional Shares ...................................  30
Section 5.3         Expiration ..........................................  31
Section 5.4         Issuance of New Rights
                          Certificates ..................................  31
Section 5.5         Supplements and Amendments;
                          Interpretations ...............................  31
Section 5.6         Rights of Action ....................................  32
Section 5.7         Holder of Rights Not Deemed a
                          Shareholder ...................................  32
Section 5.8         Notice of Proposed Actions ..........................  32
Section 5.9         Notices .............................................  33
Section 5.10        Costs of Enforcement ................................  33
Section 5.11        Successors ..........................................  34
Section 5.12        Benefits of this Agreement ..........................  34
Section 5.13        Descriptive Headings ................................  34
Section 5.14        Governing Law .......................................  34
Section 5.15        Counterparts ........................................  34
Section 5.16        Severability ........................................  34
Section 5.17        Suspension of Exercisability ........................  34

                                   EXHIBITS

Exhibit A-1         Original Letter to Shareholders and Summary
                          of Terms
Exhibit A-2         Supplemental Letter to Shareholders and
                          Summary of Terms
Exhibit B           Form of Rights Certificate
Exhibit C           Section 912(a) of New York Business
                          Corporation Law







                                     (ii)

                           AMENDED AND RESTATED
                             RIGHTS AGREEMENT
                          _______________________

     AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement"), dated as of June 24, 1986 and amended and restated as of January 24, 1989, and as further amended and restated as of September 27, 1994, between USLIFE Corporation, a New York corporation (the "Company"), and Chemical Bank, a New York corporation, and as successor by merger to Manufacturers Hanover Trust Company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).
     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one right ("Right") in respect of each outstanding share of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company held of record as of the close of business on July 10, 1986 and has authorized the issuance of one Right in respect of each share of Common Stock which shall become issued and outstanding thereafter and prior to the close of business on the Separation Date (as hereinafter defined);
     WHEREAS, each Right entitles the holder thereof to purchase one half a share of Common Stock of the Company (or, in certain cases, capital stock of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and
     WHEREAS, the Company and the Rights Agent have previously entered into a Rights Agreement (the "Original Agreement") dated as of June 24, 1986, pursuant to which the Company has appointed the Rights Agent to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;
     WHEREAS, the Company and the Rights Agent desire to amend and restate the terms and provisions of the Original Agreement as previously amended and restated;
     NOW, THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby amend and restate the Original Agreement as previously amended and restated in its entirety and agree as follows:

     Article I - Certain Definitions
     _________   ___________________

     1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) "Acquiring Person" shall mean any Person who is a Beneficial Owner of 20% or more of the outstanding shares of Common Stock or 20% or more of the outstanding shares of Voting Stock; provided, however, that the term "Acquiring Person" shall not include the Company or any wholly-owned subsidiary of the Company or any employee benefit plan established by any of them and either in effect on the date hereof or hereafter approved by the Disinterested Directors. For purposes of this subsection (a) in determining the percentage of the outstanding shares of Common Stock or Voting Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.
     (b) "Affiliate and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on the date of this Agreement; provided, however, that the Company shall, for purposes of this definition, be deemed to be the "registrant", as such term is used in such Rule.
     (c) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership", of any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rule 13d- 3 under the Securities Exchange Act of 1934, as in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership", of any security
(i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for purchase or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report) or (iii) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a wholly-owned subsidiary of the Company and either in effect on the date hereof or hereafter approved by the Disinterested Directors.
     (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are generally authorized or obligated by law or executive order to close.
     (e) "Close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
     (f) "Disinterested Director" shall mean any member of the Board of Directors who (i) is not, or as a result of the transaction to be voted upon by the Board of Directors would not become, the Beneficial Owner of 20% or more of the outstanding shares of Common Stock or an officer, director or employee of such Beneficial Owner, (ii) is not, or at any time within the two year period immediately prior to the date of determination of the status of such director, not an Affiliate or Associate of any Person who is, or as a result of the transaction to be voted upon by the Board of Directors would become, the Beneficial Owner of 20% or more of the then outstanding shares of Common Stock or an officer, director or employee of such Beneficial Owner, (iii) is not a partner, officer, director or nominee of an organization that has a customary commercial, industrial, banking or underwriting relationship with, and does not act on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to, any Person who is, or as a result of the transaction to be voted upon by the Board of Directors would become, the Beneficial Owner of 20% or more of the outstanding shares of Common Stock or (iv) was not nominated to serve as a member of the Board of Directors by any Person who is, or would become as a result of the transaction to be voted upon by the Board of Directors, the Beneficial Owner of 20% or more of the outstanding shares of Common Stock, it being understood that no current director of the Company shall be deemed not to be a Disinterested Director solely by reason of this clause (iv).
     (g) "Exercise Price" shall mean as of any date the price at which a holder may purchase the Common Stock issuable upon exercise of one whole Right.
     (h) "Expiration Date" shall mean the earlier of (i) July 10, 2006 or, if the Separation Date occurs subsequent to July 10, 2003 but prior to July 10, 2006, the third anniversary of the Separation Date and (ii) the Redemption Date.
     (i) "Flip-in Date" shall mean the later of (i) the tenth day after the Interested Shareholder Stock Acquisition Date (or such later date as may be fixed by the Disinterested Directors by notice to the Rights Agent and publicly announced by the Company not later than the third day prior to the date which would otherwise be the Flip-in Date) and (ii) the Separation Date.
     (j) "Flip-over Transaction or Event" shall mean (A) a transaction, not approved by the Disinterested Directors, in which, directly or indirectly, the Company shall consolidate with, or merge with or into, any other Person (other than a wholly-owned subsidiary of the Company), or any other Person (other than a wholly-owned subsidiary of the Company) shall consolidate with, or merge with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property, (B) a transaction or series of transactions, not approved by the Disinterested Directors, in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by book value), (ii) aggregating more than 50% of the assets (measured by fair market value) or (iii) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries) or to two or more such Persons which are affiliated, (C) whether or not approved by Disinterested Directors or otherwise covered by clauses (A) or (B) above, a transaction, or series of transactions occurring within 12 calendar months, in which, directly or indirectly, any Acquiring Person, or any Affiliate or Associate of any such Acquiring Person (other than the Company or a wholly-owned subsidiary of the Company), shall (i) consolidate or merge with the Company, (ii) together with all other such persons obtain from the Company, with or without consideration, any additional shares of any class of capital stock of the Company or any of its subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the authorized or outstanding shares of any class of capital stock of the Company or any of its subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (iii) together with all other such persons sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its subsidiaries, assets (x) having an aggregate fair market value of more than $25,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with an unaffiliated third party,
(iv) receive any compensation for services from the Company and any of its subsidiaries exceeding $10,000, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices, or (v) together with all such other persons receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries involving an aggregate principal amount in excess of $5,000,000, an aggregate policy face amount in excess of $10,000,000 or a cost or transfer of benefits from the Company in excess of $5,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with a third party, or (D) during such time as there is an Acquiring Person, unless approved by the Disinterested Directors, any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person.

     (k) "Interested Shareholder Acquiring Person" means any Acquiring Person who is an "interested shareholder" in reference to the Company within the meaning of Section 912(a) of the New York Business Corporation Law as in effect on January 24, 1989 (a copy of Section 912(a) as so in effect being attached hereto as Exhibit C).
     (l) "Interested Shareholder Stock Acquisition Date" shall mean the Stock Acquisition Date if the Person who has become an Acquiring Person is an Interested Shareholder Acquiring Person and became such other than as a result of a Flip-over Transaction or Event that is described in clause (A) of the definition of "Flip-over Transaction or Event".
     (m) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in
Section 2.4 hereof in order to make it fully comparable with the closing price on such date of determination. The closing price per share of any securities on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the average of the high and low sale prices for each share of such securities in the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the securities are not traded on such National Market System, the average of the high bid and low asked prices for each share of securities in the over-the-counter market, as reported by NASDAQ; provided, however, that if on any such date the securities are not quoted by any such organization, or if the securities are not listed or admitted for trading on a national securities exchange or traded on such National Market System or otherwise in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors of the Company.
     (n) "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), corporation or other entity.
     (o) "Publicly Traded Common Stock" of any Person shall mean common stock of such Person which, prior to issuance pursuant to this Agreement, is listed or admitted to trading on the New York Stock Exchange, another national securities exchange or the NASDAQ National Market System, provided, however, that (i) (except for purposes of Section 2.4(e)) the Common Stock and (ii) the common stock of (A) any subsidiary of the Company or any successor by merger, consolidation, sale of assets or otherwise of the Company or any of its subsidiaries, or (B) any subsidiary of any Person (other than the Company and any of its subsidiaries and any such successor) having Publicly Traded Common Stock, shall not be deemed to be "Publicly Traded Common Stock".
     (p) "Record Date" shall mean the close of business on July 10, 1986.
     (q) "Redemption Date" shall mean the date selected by the Board of Directors which is at least two days following the giving of the written notice referred to in Section 5.1 hereof (or, in the case of a redemption pursuant to the second proviso to the first sentence of Section 5.1 hereof, the Trading Day immediately preceding the date the merger, consolidation, sale or transfer referred to therein is effected).
     (r) "Redemption Price" shall mean an amount equal to the Exercise Price, as in effect on the Redemption Date, divided by 1500.
     (s) "Separation Date" shall mean the tenth day (or such later date as may be fixed by the Disinterested Directors by notice to the Rights Agent and publicly announced by the Company not later than the third day prior to the date which would otherwise be the Separation Date) after the earlier of
(i) the Stock Acquisition Date or (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the

Company, any wholly-owned subsidiary of the Company, or any employee stock ownership or other employee benefit plan of the Company or any wholly-owned subsidiary of the Company in effect on the date hereof or hereafter approved by the Disinterested Directors) to commence, a tender or exchange offer to acquire (when added to any shares as to which such Person is the Beneficial Owner immediately prior to such tender or exchange offer) Beneficial Ownership of 20% or more of the outstanding shares of Common Stock, provided that if the foregoing results in the Separation Date being prior to the Record Date, the Separation Date shall be the Record Date. If the Disinterested Directors defer the Separation Date, the Company will cause the Rights Agent to give notice thereof in the manner provided in
Section 5.1, except that notice need not be sent to holders of Rights if the date is not deferred for more than ten days from the previously established Separation Date.
     (t) "Stock Acquisition Date" shall mean the first date of public announcement that an Acquiring Person has become such (whether such announcement is given by such Acquiring Person or the Company or otherwise).
     (u) "Trading Day", when used with respect to any securities, shall mean a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any national securities exchange, a Business Day.
     (v) "Voting Stock" means shares of capital stock of the Company entitled to vote generally in the election of directors.

     Article II - The Rights
     __________   __________

     2.1 Summary of Rights. On or prior to the Record Date, or as soon thereafter as practicable, the Company will mail a copy of an explanatory letter to shareholders and Summary of Terms, in substantially the form of Exhibit A-1 hereto, to each holder of record of Common Stock as of the close of business on such Record Date, at such holder's address as shown by the records of the Company. On or before May 1, 1989, the Company will send a copy of an explanatory letter to shareholders and Summary of Terms, in substantially the Form of Exhibit A-2 hereto, to each holder of record of Common Stock as of a date set by the Board of Directors, at such holder's address as shown by the records of the Company.

     2.2 Legend on Common Stock Certificates. Common Stock certificates representing issued and outstanding shares of Common Stock that are issued after the Record Date but prior to the close of business on the earlier of the Separation Date or the Expiration Date shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     Until the close of business on the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of June 24, 1986 (the "Rights Agreement"), between USLIFE Corporation and Manufacturers Hanover Trust Company as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of USLIFE Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. USLIFE Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Common Stock certificates representing shares of Common Stock that are issued and outstanding on the Record Date shall evidence one Right for each share evidenced thereby despite the absence of the foregoing legend.

     2.3 Detachment and Exercise. (a) Until the close of business on the Separation Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and will be transferable only together with, and will be transferred by a transfer of, such associated share. Notwithstanding any other provision of this Agreement, no Rights will exist with respect to shares of Common Stock held as treasury shares by the Company, whether or not evidenced by a certificate, and Rights relating to shares of Common Stock acquired and held as treasury shares by the Company subsequent to the Record Date and prior to the close of business on the Separation Date shall be automatically cancelled by and upon such acquisition.
     (b) After the close of business on the Separation Date and prior to the close of business on the Expiration Date, subject to Section 3.2(b), the Rights (i) may be exercised and (ii) will be transferable independently of shares of Common Stock. Promptly upon being notified by the Company of the Separation Date and receipt of (x) the Rights Certificates (as defined below) pursuant to Section 2.6(a) and (y) if the Rights Agent is not then the registrar and transfer agent of the Common Stock, a list of all holders of Common Stock as of the close of business on the Separation Date, the Rights Agent will mail to each holder of record of Common Stock as of the close of business on the Separation Date, at such holder's address as shown by the records of the Company, (1) a certificate (a "Rights Certificate") in substantially the form of Exhibit B hereto appropriately completed, representing the number of Rights held by such holder at the close of business on the Separation Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (2) a disclosure statement describing the Rights (which disclosure statement shall contain all information required by securities and other laws, rules and regulations applicable to the Rights and the purchase of Common Stock upon exercise of Rights).
     (c) Subject to Section 3.2(b), Rights may be exercised (each Right being exercisable in whole but not in part) at any time after the close of business on the Separation Date and prior to the close of business on the Expiration Date by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified check or bank draft payable to the order of the Company, of the Exercise Price times the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the holder of the Rights being exercised.
     (d) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(c) above, the Rights Agent will thereupon promptly (i) requisition from the Company (the Company hereby agreeing to comply with all such requisitions) the number of whole and, subject to Section 5.2 hereof, fractional shares of Common Stock being purchased, (ii) at the election of the Company, as provided in Section 5.2 hereof, cause a cash payment to be made in lieu of fractional shares of Common Stock being purchased or decline to accept for exercise and return to the holder sufficient Rights so that the remaining Rights presented for exercise do not require the issuance of or payment for fractional shares, and (iii) after receipt of such Common Stock certificates and/or cash payments, cause the same to be delivered to or upon the order of the holder of the Rights being exercised, registered in such name or names as may be designated by such holder.
     (e) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.
     (f) The Company covenants and agrees that it will (i) cause to be reserved and kept available out of its authorized and unissued or treasury shares of Common Stock a number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to Section 2.4(a); (ii) take all such action as may be necessary to insure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price for such Rights), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (iii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule and regulation, including without limitation State securities laws, in connection with the issuance of the Rights and any shares of Common Stock upon exercise of the Rights; (iv) if and for so long as any shares of Common Stock are listed on any national securities exchange, use its best efforts to cause all shares of Common Stock issued upon exercise of Rights to be listed on such exchange upon issuance; and (v) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares of Common Stock issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of the Rights being transferred or exercised.

     2.4  Exercise Price; Number of Rights.
     (a) Subject to Section 5.2 and to adjustment as set forth below, each Right will entitle the holder thereof to purchase, for $160, one half of a share of Common Stock. Shares of Common Stock issuable upon exercise of Rights may be authorized but unissued shares or treasury shares.
     (b) In the event the Company shall at any time after the Record Date and prior to the close of business on the Separation Date (i) declare or pay a dividend on Common Stock payable in Common Stock (or other capital stock), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or
(iv) issue or distribute in a reclassification, merger or consolidation any shares of Common Stock (or other capital stock) in respect of or in lieu of existing Common Stock, the Exercise Price and the number of Rights outstanding shall be adjusted. Each Right outstanding after such adjustment will be exercisable at an Exercise Price equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (and/or other capital stock) (the "Expansion Factor") that a holder of one share of Common Stock prior to such dividend, subdivision, combination or issuance would hold thereafter. Each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such Common Stock as a result of such dividend, subdivision, combination or issuance, so that each such share of Common Stock (or other capital stock) will have exactly one Right associated with it. If after the Record Date and prior to the close of business on the Separation Date the Company shall issue or distribute any shares of capital stock other than Common Stock in a transaction of a type described in the first sentence of this Section 2.4(b), the Company agrees to amend this Agreement in order to provide, and will not merge with or into or consolidate with any other Person unless such Person agrees to be bound by the terms of an amendment providing, that shares of such capital stock are treated herein as nearly equivalent to shares of Common Stock as may be practicable and appropriate under the circumstances.
     In the event the Company shall at any time after the Record Date and prior to the close of business on the Separation Date issue or distribute any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued or distributed shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.
     (c) In the event the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date fix a record date for the making of a distribution to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or, if a security convertible into Common Stock, having a conversion price (including the price required to be paid to purchase such convertible security) per share less than the Market Price per share of Common Stock on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered (including the price required to be paid to purchase such convertible securities) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company. For purposes of this Agreement, the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Company; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase shares of Common Stock is at a price pr share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Stock.
     d) In the event the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date fix a record date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than a regular periodic cash dividend payable at a rate not in excess of 125% of the rate of the last cash dividend for a comparable period theretofore paid or a dividend in Common Stock) or rights or warrants (excluding those referred to in Section 2.4(c)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to one share of Common Stock.
     (e) In the event that the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date merge, consolidate or engage in any other reorganization with any other Person and as a result thereof the Company does not thereafter have outstanding Publicly Traded Common Stock, the Board of Directors may make such adjustment, in one or more of the Exercise Price, the number of Rights outstanding, and the securities issuable or deliverable to a holder upon exercise of Rights, as the Board of Directors shall determine to be appropriate under the circumstances to provide holders of Rights with substantially equivalent benefits upon exercise of Rights as they had prior to such merger, consolidation or reorganization.
     (f) Each adjustment made pursuant to this Section 2.4 shall be made as of (i) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsection(c) or (d) above, (ii) the payment or effective date for the applicable dividend, subdivision, combination, issuance or distribution, in the case of an adjustment made pursuant to subsection (b) above, and (iii) the date as determined by the Disinterested Directors in the case of an adjustment made pursuant to subsection (e) above.
     (g) Following the close of business on the Separation Date, no new Rights shall be issued with or in respect of shares of Common Stock issued or distributed by the Company. In the event that the Company shall at any time after the close of business on the Separation Date and prior to the close of business on the Expiration Date take any of the actions described in subsections (b), (c) or (d) above, the portion of a share, or number of shares, of Common Stock issuable upon exercise of a Right shall be adjusted in each such instance, effective as of the date on which an adjustment pursuant to such subsections would be made pursuant to subsection (f) above. The portion of a share, or number of shares, of Common Stock as so adjusted in each instance will equal such portion or number of shares issuable upon exercise of a Right prior thereto multiplied by a fraction, of which the numerator shall be the Exercise Price which would be in effect immediately prior to such adjustment if such Exercise Price had continued to be adjusted after the Separation Date in accordance with subsections
(b), (c) and (d) above and the denominator of which shall be such Exercise Price as it would be further adjusted pursuant to subsections (b), (c) or
(d), as the case may be, by reason of the action by the Company giving rise to the current adjustment if those subsections applied to transactions after the Separation Date.
     (h) Each adjustment made to the Exercise Price pursuant to this
Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights.
     2.5 Date on Which Exercise is Effective. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.
     2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.
     Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.
     Promptly after the Company learns of the Separation Date, the Company will notify the Rights Agent of such Separation Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to
Section 2.3(b) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.
     (b) Each Rights Certificate shall be dated the Record Date.
     2.7 Registration, Registration of Transfer and Exchange. (a) The Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Rights and of transfers of Rights.
The Rights Agent is hereby appointed "Rights Registrar" for the purpose of registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.
     After the Separation Date and prior to the close of business on the Expiration Date, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.
     (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and, subject to the provisions of Section 2.7(e) and Section 3.2(b), such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.
     (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.
     (d) The Company shall not be required to register the transfer of or exchange any Rights after the Rights have been called for redemption under
Section 5.1 hereof.
     (e) If any Rights Certificate is surrendered for registration of transfer or exchange after the close of business on the Interested Shareholder Stock Acquisition Date and the holder thereof has not duly completed the certification set forth at the end of the form of assignment thereon and provided such additional evidence as the Company shall reasonably request that the Rights evidenced thereby are not and at all times on or after the Interested Shareholder Stock Acquisition Date have not been Beneficially Owned by an Interested Shareholder Acquiring Person, then (i) the Beneficial Owner of such Rights shall be conclusively deemed to be an Acquiring Person or a transferee, direct or indirect, thereof and
(ii) accordingly, (A) the Rights evidenced by the Rights Certificate or Certificates issued upon such registration of transfer or exchange shall not be exercisable pursuant to Section 3.2 and (B) such Rights Certificate or Certificates shall bear the following legend:

          THE RIGHTS REPRESENTED HEREBY HAVE BEEN BENEFICIALLY OWNED ON OR AFTER THE INTERESTED SHAREHOLDER STOCK ACQUISITION DATE BY AN INTERESTED SHAREHOLDER ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND, ACCORDINGLY, ARE NOT EXERCISABLE PURSUANT TO SECTION 3.2 OF THE RIGHTS AGREEMENT.

Any Rights Certificate issued upon registration of transfer or exchange of, or in lieu of, a Rights Certificate bearing the foregoing legend shall also bear the foregoing legend. Promptly after the Company learns of an Interested Shareholder Stock Acquisition Date, the Company will notify the Rights Agent of such Interested Shareholder Stock Acquisition Date.

     2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the close of business on the Expiration Date, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.
     (b) If there shall be delivered to the Company and the Rights Agent prior to the close of business on the Expiration Date (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.
     (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.
     (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 2.7(e) and Section 3.2(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.
     2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the close of business on the Separation Date, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the close of business on the Separation Date, the associated shares of Common Stock).
     2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.
     2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:
     (a) prior to the close of business on the Separation Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;
     (b) after the Separation Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;
     (c) prior to due presentment of a Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

     (d) this Agreement may be supplemented or amended from time to time pursuant to Section 5.5(a) or the last sentence of the first paragraph of
Section 2.4(b) hereof, and interpretations made pursuant to Section 5.5(b) shall be binding and conclusive on the holders in the absence of a showing by the holders that the interpretation was made in bad faith and has no reasonable basis; and
     (e) Rights which at any time on or after an Interested Shareholder Stock Acquisition Date are or have been Beneficially Owned by an Interested Shareholder Acquiring Person will not be exercisable pursuant to Section 3.2.

     Article III - Certain Transactions
     ___________   ____________________

     3.1 Flip-over Transaction or Event. Prior to the close of business on the Expiration Date the Company will not enter into, effect, consummate, permit to occur, or suffer to exist any Flip-over Transaction or Event unless the Company shall have taken such action as shall be necessary to ensure and provide, and shall have entered into a binding and enforceable supplemental agreement with the Person engaging in the transaction (or, in the case of a transaction described in clause (D) of Section l.l(j) hereof, any Acquiring Person) for the benefit of the holders of the Rights providing, that (i) each Right shall thereafter constitute the right (in addition to any other rights provided herein) to purchase from such Person or Acquiring Person (or from an Affiliate or Associate of such Person or Acquiring Person), upon exercise thereof in accordance with the terms hereof, that number of shares of Publicly Traded Common Stock of such Person or Acquiring Person (or such Affiliate or Associate) having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such number of shares to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4 shall have occurred with respect to such Publicly Traded Common Stock) and (ii) the issuer of such shares of Publicly Traded Common Stock shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. If, for any reason, the Company is not able lawfully to effect such a supplemental agreement giving to the holders of the Rights the benefits and protection contemplated by this Section 3.1, the Company will forego, and will not engage in, any such transaction unless and until it can secure the binding and enforceable supplemental agreement required by this Section 3.1. The provisions of this Section 3.1 shall apply to successive Flip-over Transactions or Events.
     3.2 Flip-in. (a) In the event that prior to the Expiration Date a Flip-in Date shall occur, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall constitute the right (in addition to any other rights provided herein) to purchase from the Company for an amount in cash equal to the Exercise Price, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.17 hereof), that number of shares of Common Stock having an aggregate Market Price on the Flip-in Date equal to twice the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4 in the event that on or after such Flip-in Date an event of a type analogous to any of the events described in Section 2.4 shall have occurred with respect to the Common Stock). Promptly after the Company learns of a Flip-in Date, the Company will notify the Rights Agent of such Flip-in Date.
     (b) Notwithstanding the foregoing, any Rights that either (i) at any time on or after the Interested Shareholder Stock Acquisition Date are or have been Beneficially Owned by an Interested Shareholder Acquiring Person or (ii) are evidenced by a Rights Certificate bearing the legend set forth in Section 2.7(e) shall not be exercisable pursuant to Section 3.2, and any holder of such Rights (including transferees) shall have no right to exercise such Rights pursuant to Section 3.2. If any Rights Certificate is surrendered for exercise and the holder thereof has not duly completed the certification set forth thereon at the end of the form of election to exercise and provided such additional evidence as the Company shall reasonably request that the Rights represented thereby are not and at all times on or after the Interested Shareholder Stock Acquisition Date have not been Beneficially Owned by an Interested Shareholder Acquiring Person, then the Beneficial Owner of such Rights shall be conclusively deemed to be an Interested Shareholder Acquiring Person or a transferee, direct or indirect, thereof and such Rights shall not be exercisable pursuant to
Section 3.2.

     (c) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.2(a), the Company shall cause sufficient additional shares to be authorized (and shall call a shareholders' meeting to effect the same) or, if the Company is unable to cause such additional shares to be authorized (whether because the same is not approved at the shareholders' meeting referred to above or for any other reason) or the Company chooses not to do so, the Company shall take (and shall promptly notify the Rights Agent of the taking of) such action as shall be necessary to ensure and provide, as permitted by applicable law and any agreements or instruments in effect on the Flip-in Date to which it is a party, that, subject to Section 3.2(b), each Right shall thereafter constitute the right (in lieu of any right pursuant to Section 3.2 (a) but in addition to any other right provided herein) to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.17 hereof) debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4 in the event that on or after such Flip-in Date an event of a type analogous to any of the events described in Section 2.4 shall have occurred with respect to the Common Stock). The fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

     Article IV - The Rights Agent
     __________   ________________

     4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.
     ( b ) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Stock, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.
     4.2  Merger or Consolidation or Change of Name of Rights Agent.
     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.
     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     4.3 Duties of Rights Agent. The Rights Agent undertakes to perform the express duties and obligations imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations under this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel, and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and any such certificate will be full authorization to and protection for the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.
     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Stock, the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.
     (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for Common Stock or Rights Certificate (except its countersignature thereof);

nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including pursuant to Section 3.2 or 5.17 hereof) or any adjustment required under the provisions of Section 2.4 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights or as to whether any shares of Common Stock will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions or directions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions or directions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions or directions of any such officer.
     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
     4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock known to the Rights Agent by registered or certified mail, and to the holders of the Rights by first-class mail. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights by first-class mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent . If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any State in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this

Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Article V - Miscellaneous
     _______     _____________

     5.1 Redemption. The Board of Directors of the Company may, at any time prior to the close of business on the tenth day after the Stock Acquisition Date, elect to redeem all (but not less than all) outstanding Rights, at a price per Right in cash equal to the Redemption Price; provided, however, that after the Stock Acquisition Date no such election may be made unless approved by the Disinterested Directors, and further provided that, notwithstanding the foregoing, the Board of Directors may, at any time within two years after the Stock Acquisition Date, elect to redeem all (but not less than all) outstanding Rights, at a price per Right in cash equal to the Redemption Price, in connection with (and contingent upon successful completion of) a merger or consolidation of the Company with, or a sale or transfer of all or substantially all of the assets of the Company to, a Person which is neither an Acquiring Person nor an Affiliate or Associate of an Acquiring Person, if such merger, consolidation, sale or transfer shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by an Acquiring Person. The right to exercise the Rights will terminate at the close of business on the Redemption Date, and redeemed Rights will thereafter represent only the right to receive the Redemption Price. The Company will (or will cause the Rights Agent to) give to holders of Rights prompt written notice (a) of any such redemption, (b) of the Second Stock Acquisition Date, and (c) of the absence at any time following the Stock Acquisition Date of sufficient Disinterested Directors to approve an election to redeem or to elect sufficient additional Disinterested Directors to do so. If such written notice is mailed in the manner herein provided, such written notice shall be deemed given when mailed, whether or not the holder receives the notice. In addition, the Company will cause such notice to be published in a newspaper of general circulation in New York, New York.
     5.2 Fractional Shares. If the Company elects not to issue certificates representing fractional shares of Common Stock upon exercise of Rights, the Company in lieu thereof may either (a) refuse to permit the exercise of a number of Rights which would require the issuance of other than whole shares of Common Stock or (b) pay the holder exercising Rights an amount in cash for any fractional share of Common Stock equal to the same fraction of the market value of a share of Common Stock on the Trading

Day next preceding the day of exercise as determined by the Rights Agent.
     5.3 Expiration. No Person shall have any rights pursuant to this Agreement or any Right after the close of business on the Expiration Date, except, if the rights are redeemed, as provided in Section 5.1 hereof.
     5.4 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.
     5.5  Supplements and Amendments; Interpretations.
     (a) The Company may (i) from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to extend the period during which Rights may be redeemed pursuant to Section
5.1 (but only if such supplement or amendment is effected with the approval of the Disinterested Directors prior to the close of business on the tenth day after the Stock Acquisition Date), or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights and (ii) from time to time prior to the close of business on the Flip-in Date, supplement or amend in any respect Sections 1.1, 2.4(a), 2.7(e), 2.11(e), 3.2, 5.1, provided that such amendment to
Section 5.1 shall not violate clause (i) above, 5.5 or 5.17 or this clause
(ii) of this sentence without the approval of any holders of Rights. The Rights Agent agrees that at the request of the Company it will execute and deliver such supplements and amendments to effectuate any of the foregoing purposes, provided that such supplement or amendment does not impose greater duties on, or otherwise adversely affect, the Rights Agent without its concurrence. The Rights Agent shall have no obligation, responsibility or liability to any holder of Rights or any other person for executing and delivering any such supplement or amendment to this Agreement.

     (b) Interpretations (including the resolution of uncertainties or ambiguities) made by the Disinterested Directors of any provision of this Agreement or of the application thereof to any situation, person or circumstance shall be binding and conclusive on all holders of Rights in the absence of a showing by the holders that the interpretation was made in bad faith and has no reasonable basis.
     5.6 Rights of Action. Rights of action in respect of this Agreement are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to require performance by the Company and to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate, in this Agreement and in a supplemental agreement entered into by the Company pursuant to Section
3.1. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement (including particularly Section 3.1) and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement or such a supplemental agreement.
     5.7 Holder of Rights Not Deemed a Shareholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.
     5.8 Notice of Proposed Actions. In case the Company shall propose after the Separation Date and prior to the Expiration Date (i) to enter into, effect, consummate, permit to occur or suffer to exist any Flip-over Transaction or Event, or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with
Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.
     5.9 Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made when delivered or when sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                            USLIFE Corporation
                          125 Maiden Lane
                          New York, New York 10038
                          Attention:  Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made when delivered or when sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                               Chemical Bank
                         450 West 33rd Street
                         New York, N.Y. 10001
                         Attn: Vice President
                         Stock Transfer Adm.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made when delivered or when sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown by the records of the Company.
     5.10 Costs of Enforcement. The Company agrees (and shall take all necessary actions to provide) that, if a Flip-over Transaction or Event occurs, an Acquiring Person (or, in the case of a transaction described in clause (A) of Section l.l(j) hereof, the Person engaging in the transaction) will agree, that if the Company (or such Acquiring Person or Person) fails to fulfill any of its obligations pursuant to this Agreement, then the Company (or such Acquiring Person or Person) will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.
     5.11 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     5.12 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.
     5.13 Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     5.14 Governing Law. This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
     5.15 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     5.16 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.
     5.17 Suspension of Exercisability. To the extent that the Company determines in good faith that some action need be taken pursuant to Section 3.2(c) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights pursuant to Section 3.2 for a period of up to ninety (90) days following the Flip-in Date in order to take such action or comply with such laws. In the event of any such suspension, the Company shall as promptly as practicable notify the Rights Agent, and shall issue a public announcement stating, that the exercisability of the Rights pursuant to Section 3.2 has been temporarily suspended.

     IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be duly executed as of September 27, 1994.

Attest:                                 USLIFE CORPORATION
/s/ Richard G. Hohn                     By /s/ Gordon E. Crosby, Jr.
____________________                      __________________________
Secretary                              Title: Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer

Attest:                                 CHEMICAL BANK

/s/ Raymond Poplasky                    By /s/ Barbara J. Hall
____________________                      _____________________
Assistant Vice President                     Title: Vice President